Product Supplement CECS-1 (To Prospectus dated April 20, 2009 and Series L Prospectus Supplement dated April 21, 2009) November 15, 2010	Filed Pursuant to Rule 424(b)(5) Registration No. 333-158663

Conditional Enhanced Coupon Securities

•	The Conditional Enhanced Coupon Securities (the “notes”) are unsecured senior debt securities issued by Bank of America Corporation. The notes are not principal protected.

•

This product supplement describes the general terms of the notes and the general manner in which they may be offered and sold. For each offering of the notes, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

•

The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more exchange traded funds, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

•

Interest will be paid periodically on predetermined dates (each a “Coupon Payment Date,” and collectively, the “Coupon Payment Dates”), each shortly following an Observation Date (as defined below), with the final payment of interest paid on the maturity date. The rate of interest (the “Coupon Rate”) to be paid on the applicable Coupon Payment Date will be the sum of (a) the Minimum Coupon Rate (as defined below) and (b) if payable as described below, the Conditional Coupon Rate (as defined below). The “Minimum Coupon” and the “Conditional Coupon” will be the interest payments paid at the Minimum Coupon Rate or the Conditional Coupon Rate, as applicable.

•

The “Conditional Coupon Rate” and the “Minimum Coupon Rate” will be specified in the applicable term sheet. The Coupon Rate for a Coupon Payment Date will include the Conditional Coupon Rate if the applicable Observation Level (as defined below) is greater than (or in the case of bear notes, less than) the Strike Level (as defined below) on the applicable Observation Date.

•

At maturity, in addition to any interest that is payable, you will receive a cash payment per unit of the notes (the “Redemption Amount”) that will not exceed the Original Offering Price (as defined below), but that may be less, and potentially significantly less, than the Original Offering Price.

•

The Redemption Amount will be calculated based upon the percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement. If specified in the applicable term sheet, your notes may be bear notes, which may pay an amount less than their Original Offering Price if the value of the Market Measure increases from the Starting Value to the Ending Value. Except where otherwise specifically provided in this product supplement, all references in this product supplement to the notes will be deemed to include a reference to bear notes.

•	In the case of the notes, unless the applicable term sheet provides otherwise:

•	If the Ending Value is equal to or greater than the Threshold Value (as defined below), then you will receive at maturity a Redemption Amount per unit equal to the Original Offering Price.

•

If the Ending Value is less than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease of the Market Measure in excess of the percentage difference between the Starting Value and the Threshold Value, and (iii) the Downside Leverage Factor (as defined below).

•	In the case of bear notes, unless the applicable term sheet provides otherwise:

•	If the Ending Value is equal to or less than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the Original Offering Price.

•

If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount per unit equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage increase of the Market Measure in excess of the percentage difference between the Starting Value and the Threshold Value, and (iii) the Upside Leverage Factor (as defined below).

•

The “Strike Level” will be a value of the Market Measure that will be less than, equal to, or greater than the Starting Value. The Strike Level reflects a percentage of the Starting Value, as specified in the applicable term sheet.

•	The “Threshold Value” will be a value of the Market Measure that reflects a specified percentage of the Starting Value.

•

The notes will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). We may set the Conditional Coupon Rate, Minimum Coupon Rate, Strike Level, Threshold Value, and/or Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor), on the pricing date of the notes, which will be the date the notes are priced for initial sale to the public. The term sheet may also set forth a minimum number of units that you must purchase.

•

If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

•	One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer the notes.

The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-10. You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

SUMMARY

This product supplement relates only to the notes and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the notes. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable term sheet and any applicable index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, is accurate only as of the date on their respective front covers.

Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

What are the notes?

The notes are senior unsecured debt securities issued by Bank of America Corporation, and are not guaranteed or insured by the FDIC or secured by collateral. The notes will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and all payments due on the notes, including interest payments and any repayment of principal, will be subject to our credit risk. Each series of the notes will mature on the date set forth in the applicable term sheet. We cannot redeem the notes prior to the maturity date, except under the limited circumstances described in this product supplement. The notes are not principal protected.

The notes are designed for investors who wish to receive periodic interest payments, who are willing to forgo guaranteed market rates of interest above the applicable Minimum Coupon Rate for the term of their investment in the notes, who are seeking exposure to the applicable Market Measure, and who are willing to accept that their return on the notes will not exceed the return represented by the sum of the Minimum Coupon and, if payable, the Conditional Coupon over the term of the notes. Investors must also be willing to accept that the payment at maturity will be less than the original amount invested if the value of the Market Measure decreases below (or in the case of bear notes, increases above) the Threshold Value over the term of the notes. The notes will not guarantee any return of principal at maturity.

Investors in the notes must be willing to bear the risk of loss of all or substantially all of their investment.

Are the notes equity or debt securities?

The notes are our senior debt securities and are not secured by collateral. However, the notes will differ from traditional debt securities in that their interest payments are linked to the performance of the underlying Market Measure, and the notes are not principal protected. In addition to periodic interest payments, at maturity, you may receive an amount that is equal to or less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the notes. We describe below how payments of interest and the amount due at maturity will be determined.

How will interest payments on the notes be determined?

On each Coupon Payment Date, the rate of interest (the “Coupon Rate”) to be paid will be the sum of (a) the Minimum Coupon Rate (as defined below) and (b) if payable as described below, the Conditional Coupon Rate (as defined below).

The “Conditional Coupon Rate” and the “Minimum Coupon Rate” will be specified in the applicable term sheet. The Coupon Rate for a Coupon Payment Date will include the Conditional Coupon Rate if the applicable Observation Level (as defined below) is greater than (or in the case of bear notes, less than) the Strike Level (as defined below) on the applicable Observation Date. Otherwise, the Coupon Rate will equal the Minimum Coupon Rate. The “Strike Level” will be a value of the Market Measure that is less than, equal to, or greater than the Starting Value, as specified in the applicable term sheet.

Interest will be paid quarterly, semi-annually, annually, or at other intervals (each a “Coupon Payment Period”), as specified in the term sheet. See “Description of the Notes—Interest.”

Is it possible for you to lose some or all of your investment in the notes?

Yes. You will receive at maturity a Redemption Amount that is less than the Original Offering Price of your notes if:

•	the Ending Value is less than the Threshold Value; or

•	in the case of bear notes, the Ending Value is greater than the Threshold Value.

In each case, the Redemption Amount you will receive at maturity per unit of the notes will be equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease (or in the case of bear notes, increase) of the Market Measure in excess of the percentage difference between the Starting Value and the Threshold Value, and (iii) the Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor). In no event will the Redemption Amount be less than zero.

You should carefully review the applicable term sheet to determine the extent to which your principal is at risk. Further, if you sell your notes prior to maturity, you may find that the market value per note is less than the Original Offering Price.

Is the return on the notes limited in any way?

Yes. Your return on the notes is limited to the return represented by the sum of the Minimum Coupon and, if payable, the Conditional Coupon over the term of the notes. Except that the payment of the Conditional Coupon is contingent on the value of the Market Measure, you will have no opportunity to participate in possible increases (or in the case of bear notes, decreases) in the value of the Market Measure through an investment in the notes. This is because the Redemption Amount will not exceed the Original Offering Price. This will be the case regardless of how much each Observation Level or the Ending Value exceeds (or in the case of bear notes, is less than) the Strike Level or the Starting Value, as applicable.

Each term sheet will set forth examples of hypothetical Ending Values and hypothetical Redemption Amounts.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•

a single equity security or a basket of equity securities (each, an “Underlying Stock”) of companies (each, an “Underlying Company”) with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	exchange traded funds;

•	the value of one or more commodities, or other assets;

•	any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your notes.

How will the Redemption Amount be calculated?

At maturity, in addition to any interest that is payable, subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero or greater than the Original Offering Price. The Redemption Amount for notes other than bear notes will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price ×	[	Threshold Value - Ending Value	]	× Downside Leverage Factor	)
Starting Value

In the case of bear notes, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price ×	[	Ending Value - Threshold Value	]	× Upside Leverage Factor	)
Starting Value

The “Threshold Value” will be a value of the Market Measure that reflects a specified percentage of the Starting Value, and will be equal to or less than 100% in the case of notes other than bear notes, and equal to or greater than 100% in the case of bear notes. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. The Redemption Amount per note will be less than the Original Offering Price if the Ending Value is less than (or in the case of bear notes, greater than) the Threshold Value. As a result, if the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for the notes will be less than the Original Offering Price if there is any decrease (or in the case of bear notes, any increase) in the value of the Market Measure from the Starting Value to the Ending Value, and you may lose all of the amount that you invested to purchase the notes.

The “Downside Leverage Factor” (or in the case of bear notes, the “Upside Leverage Factor”) represents the extent to which the downside performance of the notes is affected by the downside performance (or in the case of bear notes, the upside performance) of the Market Measure beyond the percentage difference between the Starting Value and the Threshold Value, and will be set forth in the applicable term sheet. The Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor) may equal 100%, in which case the downside (or in the case of bear notes, the upside) will be unleveraged. Depending on the Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase the notes. However, in no event will you lose more than your initial investment.

How will the Starting Value, each Observation Level, and the Ending Value be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be:

•

as to Market Measures other than exchange traded funds or Underlying Stocks, the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet), as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of the Notes—Determining the Starting Value, Each Observation Level, and the Ending Value”;

•

as to exchange traded fund Market Measures, the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet; and

•	as to Underlying Stock Market Measures, the price determined as set forth in the applicable term sheet.

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of the Notes—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, each “Observation Level” and the “Ending Value” will be:

•	as to Market Measures other than exchange traded funds or Underlying Stocks, the closing value of the Market Measure on the applicable Observation Date or the Valuation Date, as applicable; and

•

as to exchange traded fund or Underlying Stock Market Measures, the Closing Market Price (as defined below) of the Market Measure on the applicable Observation Date or the Valuation Date, as applicable, multiplied by the Price Multiplier (as defined below).

In the event that a Market Disruption Event occurs and is continuing on the applicable Observation Date or the Valuation Date, as applicable, or if certain other events occur, the calculation agent will determine the applicable Observation Level or the Ending Value as set forth in the section “Description of the Notes—Determining the Starting Value, Each Observation Level, and the Ending Value.”

For each Coupon Payment Period, the applicable “Observation Date” will be a date shortly before the applicable Coupon Payment Date. The “Valuation Date” will be a date shortly before the maturity date of the notes and, unless otherwise set forth in the applicable term sheet, will be the same date as the final Observation Date. The actual Observation Dates and the actual Valuation Date will be determined on the pricing date and set forth in the term sheet made available in connection with sales of the notes.

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the manner by which the Starting Value, each Observation Level, and the Ending Value will be determined.

Who will determine each Coupon Rate and the Redemption Amount?

The calculation agent will make all determinations associated with the notes, such as determining the Starting Value, each Observation Level, the Ending Value, whether the Conditional Coupon is payable for each Coupon Payment Period, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Can a Coupon Payment Date or the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Determining the Starting Value, Each Observation Level, and the Ending Level.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure (including exchange traded fund Market Measures), or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. We will make all payments on the notes only in U.S. dollars.

Who are the selling agents for the notes?

One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from any of them in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

We have registered the notes with the SEC in the United States. However, we will not register the notes for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the notes from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

Will the notes be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have the notes listed on a securities exchange or quotation system. If approval of such an application is granted, the notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that the notes will be listed or, if listed, will remain listed for the entire term of the notes.

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to represent that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in the notes is subject to risk. The notes are not principal protected. Please refer to the section entitled “Risk Factors” beginning on the following page of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any notes.

RISK FACTORS

Your investment in the notes entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

General Risks Relating to the Notes

Your investment may result in a loss; there is no guaranteed return of principal. The notes are not principal protected. There is no fixed repayment amount of principal on the notes at maturity. If the Ending Value is less than the Threshold Value (or in the case of bear notes, greater than the Threshold Value), then the Redemption Amount will be an amount in cash that reflects the change of the Market Measure in excess of the Threshold Value, as adjusted by the Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor), and it will be less than the Original Offering Price of the notes. As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment. The interest payments that you receive on the notes may not be sufficient to compensate you for any loss of your investment. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk, and whether an investment in the notes is appropriate in light of the amount of your investment that you are prepared to place at risk.

You will not receive the Conditional Coupon on any Coupon Payment Date unless the applicable Observation Level is greater than (or in the case of bear notes, less than) the Strike Level. If the applicable Observation Level is equal to or less than (or in the case of bear notes, greater than) the Strike Level for a Coupon Payment Period, you will not receive the Conditional Coupon on the applicable Coupon Payment Date. In such a case, the Coupon Rate for the applicable Coupon Payment Date will be limited to the Minimum Coupon Rate.

Your return on the notes is limited to the return represented by the sum of the Minimum Coupon and, if payable, the Conditional Coupon over the term of the notes. Your return on the notes is limited to the return represented by the sum of the Minimum Coupon and, if payable, the Conditional Coupon over the term of the notes regardless of the extent to which any Observation Level exceeds (or in the case of bear notes, is less than) the Strike Level. Similarly, the Redemption Amount payable at maturity will never exceed the Original Offering Price, regardless of the extent to which the Ending Value exceeds (or in the case of bear notes, is less than) the Starting Value. Therefore, except that the payment of the Conditional Coupon is contingent on the value of the Market Measure, you will have no opportunity to participate in possible increases (or in the case of bear notes, decreases) in the value of the Market Measure.

Your yield may be less than the yield on a conventional debt security of comparable maturity. Because the payment of the Conditional Coupon will depend upon the performance of the Market Measure, and the Redemption Amount payable at maturity may be less than the Original Offering Price, the aggregate yield that you will receive on the notes, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money, including inflation.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. Your return on the notes is limited to the sum of the Minimum Coupon and, if payable, the Conditional Coupon over the term of the notes. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the benefit of any appreciation in the value of the Market Measure or those components, and could exceed the return of the notes. Similarly, in the case of bear notes, a strategy such as a short sale could allow you to receive the benefit of any depreciation in the value of the Market Measure or those components.

Your return on the notes will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure, or if you received the dividends paid or other distributions made on such securities. Additionally, the values of certain equity-based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of the notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of bear notes, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of our or our affiliates’ business, we or our affiliates may have expressed views on expected movements in the value of a Market Measure, the components of a Market Measure, or an index underlying an exchange traded fund Market Measure (the “Underlying Index”), as the case may be, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of ours or our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, its components, and any applicable Underlying Index from multiple sources, and you should not rely on the views expressed by us or our affiliates.

Neither the offering of the notes nor any views which we or our affiliates from time to time may express in the ordinary course of our or their business constitutes a recommendation as to the merits of an investment in the notes.

In seeking to provide you with what we believe to be commercially reasonable terms for the notes while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing the notes. In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering the notes. In structuring the economic terms of the notes, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell the notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the selling agent commissions or underwriting discount paid in respect of the notes and other costs associated with the notes, and compensation for developing and hedging the notes. The quoted price of any of our affiliates for the notes, or the listed price in the case of listed notes, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the applicable Market Measure and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase the notes in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, selling agent commissions or underwriting discounts paid with respect to, and the development and hedging costs associated with, the notes.

We cannot assure you that a trading market for the notes will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list the notes on any securities exchange. Even if an application were made to list the notes, we cannot assure you that the application will be approved or that the notes will be listed and, if listed, that they will remain listed for the entire term of the notes. We cannot predict how the notes will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop for the notes, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of the notes in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for the notes that it offers, but none of them is required to do so. Any such selling agent may discontinue its market-making activities as to any series of the notes at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of the notes. Any price at which a selling agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those notes might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of the notes, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Each Coupon Rate and the Redemption Amount will not be affected by all developments relating to the Market Measure. Changes in the value of the Market Measure during the term of the notes on days that are not the Observation Dates or the Valuation Date will not be reflected in the determination of whether the Conditional Coupon is payable or the determination of the Redemption Amount. The calculation agent will determine whether the Conditional Coupon will be paid on each Coupon Payment Date by comparing only the Strike Level to the applicable Observation Level. Similarly, the calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value, taking into account the Threshold Value. No other values of the Market Measure will be taken into account. As a result, you may not receive the Conditional Coupon on any Coupon Payment Date even if the value of the Market Measure has increased (or in the case of bear notes, decreased) at certain times prior to the applicable Observation Date before decreasing to a value equal to or below (or in the case of bear notes, increasing to a value equal to or above) the Strike Level on that Observation Date. Similarly, you will receive less than the Original Offering Price at maturity even if the value of the Market Measure has increased (or in the case of bear notes, decreased) at certain times during the term of the notes before decreasing to a value that is less than (or in the case of bear notes, increasing to a value that is greater than) the Threshold Value on the Valuation Date.

If the Market Measure to which the notes are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of the notes may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bear notes. Therefore, in calculating the Market Measure as of any time, increases (or in the case of bear notes, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of bear notes, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon the notes.

The respective publishers of the Market Measures, or the sponsors or publishers of exchange traded fund Market Measures or the Underlying Index (each a “Market Measure Publisher”), may adjust such Market Measures, any component of a Market Measure, or the Underlying Index in a way that affects its value, and these respective Market Measure Publishers have no obligation to consider your interests. The Market Measure Publishers can add, delete, or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure or Underlying Index. You should realize that the changing of companies, commodities, or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index. Any of these actions could adversely affect the value of the notes. In the case of an exchange traded fund Market Measure, this could result in the early redemption of the notes. See “Description of the Notes—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks —Reorganizations Events” and “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Exchange rate movements may impact the value of the notes. The notes will be denominated in U.S. dollars. If the value of any Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then each Coupon Rate and the Redemption Amount may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or in the case of bear notes, decreases) against the currencies of the Market Measure, its components, or the Underlying Index, the value of the Market Measure, its components, or the Underlying Index may be adversely affected, the Conditional Coupon may not be payable, and/or the Redemption Amount may be reduced. Unless otherwise stated in the applicable term sheet, the determination of each Observation Level and the Ending Value will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components, or the Underlying Index, and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have the notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for the notes or no market at all. Even if you were able to sell the notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

•

Value of the Market Measure. Because each Coupon Rate and the Redemption Amount will be determined by reference to the value of the Market Measure on each Observation Date or the Valuation Date, as applicable, the market value of the notes at any time generally will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities or commodities of the Market Measure and, in the case of exchange traded fund Market Measures, the components of the Underlying Index, are traded, and the market segments of which these securities or commodities are a part. Even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the applicable pricing date, if you are able to sell the notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the impact of the Threshold Value and the anticipation that the value of the Market Measure will continue to fluctuate until each subsequent Observation Level and the Ending Value is determined. If you sell the notes when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of bear notes, is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of the notes. In general, the market value of the notes will decrease as the value of the Market Measure decreases, while the reverse will be the case as to bear notes. However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate. In addition, because your return on the notes is limited to the return represented by the sum of the Minimum Coupon and, if payable, the Conditional Coupon, we expect that the market value of the notes in any secondary market may also be limited.

•

Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of the notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes.

•

Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the notes. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of the notes may also be affected by similar events in those markets.

•

Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of the notes may be adversely affected.

•

Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of the notes will increase. We expect that the opposite will be the case for bear notes.

•

Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of the notes includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of the notes, and the payment of each Conditional Coupon and the Redemption Amount may depend in part on the relevant exchange rates.

•

Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of the notes includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of the notes.

•

Time to Maturity. As the time remaining to maturity of the notes decreases, we anticipate that the notes may have a market value that may be different from that which would be expected based on the levels of market interest rates and the value of the Market Measure. This difference will reflect a time premium or discount due to expectations concerning the value of the Market Measure during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of the notes will approach the amount of principal and interest that would be payable at maturity based on the then-current value of the Market Measure.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of each interest payment on the notes and the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the applicable payment date. This will be the case even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on any payment date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and an actual or anticipated decrease in our credit ratings prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures or an Underlying Index, or futures or options contracts on Market Measures or components of the Market Measures or an Underlying Index for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under the notes. These transactions could affect the value of these components and, in turn, the value of a Market Measure or an Underlying Index in a manner that could be adverse to your investment in the notes. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure or an Underlying Index. Consequently, the values of such Market Measure or the components of such Market Measure or an Underlying Index may change subsequent to the pricing date of an issue of the notes, affecting the value of the Market Measure and therefore the market value of the notes.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in the notes.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the periodic interest payments and Redemption Amount due on the notes. We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to the applicable pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase (or in the case of bear notes, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of the notes and in connection with the determination of each Observation Level and the Ending Value, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular series of the notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in the notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in the notes, could be adverse to your interests as a beneficial owner of the notes.

Our hedging activities may affect your return on the notes and their market value. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may result in a Conditional Coupon not being due, a decrease in the market value of the notes prior to maturity, or a decrease in the Redemption Amount. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in the notes. We or any of our affiliates, including MLPF&S, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure, whether the Conditional Coupon is payable, the market value of the notes prior to maturity, or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will determine the Starting Value, the Strike Level, each Observation Level, the Ending Value, whether the Conditional Coupon is payable, and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of an index is discontinued, or if certain corporate events occur relating to a Market Measure that is an exchange traded fund or an Underlying Stock. See the sections entitled “Description of the Notes—Market Disruption Events,” “—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks,” “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Non-Exchange Traded Fund Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. Under the terms of the notes, you will have agreed with us to treat the notes as contingent income-bearing single financial contracts, as described in the section “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income or loss with respect to the notes may differ. No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which the notes are linked is equity-based, you will have no rights of a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. The notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which the notes are linked is an Underlying Stock, the Underlying Company will have no obligations relating to the notes and we will not perform any due diligence procedures with respect to the Underlying Company. With respect to notes linked to an Underlying Stock, we will not control the Underlying Company, and the Underlying Company will not have authorized or approved the notes in any way. Furthermore, the Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason. The Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

Neither we nor any selling agent will conduct any due diligence inquiry with respect to the Underlying Company in connection with an offering of the notes. Neither we nor any selling agent makes any representation as to the completeness or accuracy of publicly available information regarding the Underlying Company or as to the future performance of any Underlying Stock. Any prospective purchaser of the notes linked to an Underlying Stock should undertake such independent investigation of the Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

If the Underlying Company is listed on a foreign exchange, or if the Market Measure to which the notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of an Underlying Stock traded on a foreign exchange (or an equity-based Market Measure that includes equity securities traded on foreign exchanges) is computed by reference to the sales prices of the Underlying Stock (or underlying equity securities) as reported by the exchange on which the Underlying Stock is (or underlying equity securities are) listed or admitted to trade. Therefore, the return on the notes will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in any equity-based Market Measure and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, neither we nor any of our affiliates, including the selling agents, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes. As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the notes.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including the selling agents, at the time of any offering of the notes or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we or our affiliates may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes. Neither we nor any of our affiliates makes any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

If the Market Measure to which the notes are linked is an Underlying Stock, payments on the notes will not be adjusted for all corporate events that could affect the Underlying Stock. With respect to notes linked to an Underlying Stock, the determination of each Observation Level and the Ending Value may be adjusted for the specified corporate events affecting the Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks.” However, these adjustments do not cover all corporate events that could affect the market price of the Underlying Stock, including offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust each Observation Level and the Ending Value may adversely affect the determination of the Closing Market Price of the Underlying Stock, the applicable Observation Level, whether the Conditional Coupon is payable, the Ending Value, and the Redemption Amount, and, as a result, the market value of the notes.

Risks Relating to a Market Measure that Is or Includes an American Depositary Receipt (“ADR”)

The value of an ADR may not accurately track the value of the common shares of the applicable company. If the Market Measure is or includes an ADR, each ADR will represent shares of the relevant company (an “Underlying Company”). The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of a Market Measure that is or includes an ADR. Holders of the Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable ADRs to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which the notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which the notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in that Market Measure. We will not invest in any of the commodities or commodity futures contracts included in that Market Measure on behalf or for the benefit of holders of the notes.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of the notes in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of the notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of the notes. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of the notes.

Notes linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in notes linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because notes linked to a commodity-based Market Measure will not be interests in a commodity pool, those notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Traded Fund Market Measures

If the Market Measure to which the notes are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure. Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund Market Measures, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the notes and the amounts payable on the notes, and the investment adviser has no obligation to consider your interests. The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the market value of the notes, whether the Conditional Coupon is payable, and the Redemption Amount. The amounts payable on the notes could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of the note. If events such as these occur or if the closing price per share of the Market Measure is not available on the applicable Observation Date or the Valuation Date, as applicable, the calculation agent may determine the closing price per share of the Market Measure on that date; as a result, the calculation agent would determine whether the Conditional Coupon is payable and/or determine the Redemption Amount, as applicable, in a manner it considers appropriate, in its sole discretion.

If the Market Measure to which the notes are linked is an exchange traded fund, the performance of the Market Measure and the performance of the Underlying Index may vary. The performance of the Market Measure and that of its Underlying Index generally will vary due to transaction costs, certain corporate actions, and timing variances. If the Market Measure maintains a “representative sampling” strategy as to the Underlying Index, the performance of the Market Measure will differ to some degree from that of the Underlying Index.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which the notes are linked is an exchange traded fund, time zone differences between the cities where the Underlying Index and Market Measure trade may create discrepancies in trading levels. As a result of the time zone difference, if applicable, between the cities where the securities comprising the Underlying Index trade and where the shares of the Market Measure trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the Underlying Index remaining unchanged for multiple trading days in the city where the shares of the Market Measure trade. Conversely, there may be periods in which the foreign securities markets are open, but the securities market on which the Market Measure trades is closed.

If the Market Measure to which the notes are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the notes. Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index. While the notes are linked to the exchange traded fund Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the notes. Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity-based and commodity-based Market Measures, which you should review before investing in the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

Each series of the notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of the notes will be set forth in the applicable term sheet. The notes will mature on the date set forth in the applicable term sheet. We cannot otherwise redeem the notes prior to the maturity date, except as described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund,” and “—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks—Reorganization Events.”

The notes are not principal protected.

Prior to the applicable maturity date, the notes are not repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in the denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Interest

On each Coupon Payment Date, the Coupon Rate to be paid will be the sum of (a) the Minimum Coupon Rate and (b) if payable as described below, the Conditional Coupon Rate.

The “Conditional Coupon Rate” and the “Minimum Coupon Rate” will be specified in the applicable term sheet. The Coupon Rate for any Coupon Payment Date will include the Conditional Coupon Rate if the applicable Observation Level is greater than (or in the case of bear notes, less than) the Strike Level on the applicable Observation Date. Otherwise, the Coupon Rate will equal the Minimum Coupon Rate. The “Strike Level” will be a value of the Market Measure that will be less than, equal to, or greater than the Starting Value, as specified in the applicable term sheet.

Each Observation Date and Coupon Payment Date for your notes will be set forth in the applicable term sheet, and may occur quarterly, semi-annually, annually, or at other intervals. Interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Each interest payment on a Coupon Payment Date will include interest accrued from, and including, the issue date or the most recent Coupon Payment Date for which interest has been paid or provided for, as the case may be, to, but excluding, that Coupon Payment Date. Unless otherwise specified in the applicable term sheet, for so long as the notes are held in book-entry only form, we will pay interest to the persons in whose names the notes are registered at the close of business one business day prior to the applicable Coupon Payment Date. Unless otherwise set forth in the applicable term sheet, the final payment of interest will be paid to the holder entitled to receive the Redemption Amount. If a Coupon Payment Date falls on a day that is not a business day, that interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of the delayed payment.

Unless otherwise set forth in the applicable term sheet, a “business day” means any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Payment at Maturity

At maturity, in addition to the interest that is payable, subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero or greater than the Original Offering Price.

The Redemption Amount for notes other than bear notes will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price ×	[	Threshold Value - Ending Value	]	× Downside Leverage Factor	)
Starting Value

In the case of bear notes, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price -	(	Original Offering Price ×	[	Ending Value - Threshold Value	]	× Upside Leverage Factor	)
Starting Value

The “Threshold Value” will be a value of the Market Measure that reflects a specified percentage of the Starting Value, and will be less than or equal to 100% in the case of notes, and greater than or equal to 100% in the case of bear notes. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet.

The “Downside Leverage Factor” (or in the case of bear notes, the “Upside Leverage Factor”) represents the extent to which the downside performance of the notes is affected by the downside performance (or in the case of bear notes, the upside performance) of the Market Measure beyond the percentage difference between the Starting Value and the Threshold Value, and will be set forth in the applicable term sheet. The Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor) may equal 100%, in which case the downside (or in the case of bear notes, the upside) will be unleveraged. Depending on the Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase the notes. However, in no event will you lose more than your initial investment.

Determining the Starting Value, Each Observation Level, and the Ending Value

Unless otherwise specified in the applicable term sheet, the following definitions will apply:

Each “Observation Date” will be a date shortly before the applicable Coupon Payment Date. The “Valuation Date” will be a date shortly before the maturity date of the notes and, unless otherwise set forth in the applicable term sheet, will be the same date as the final Observation Date. The actual Observation Dates and the Valuation Date will be determined on the pricing date and set forth in the term sheet that will be made available in connection with sales of the notes.

If any scheduled Observation Date or the Valuation Date is not a Market Measure Business Day (or in the case of exchange traded fund or Underlying Stock Market Measures, a trading day) or if there is a Market Disruption Event on that day, the applicable Observation Date or the Valuation Date, as applicable, will be the immediately succeeding Market Measure Business Day (or in the case of exchange traded fund or Underlying Stock Market Measures, the immediately succeeding trading day) during which no Market Disruption Event shall have occurred or is continuing; provided that the closing value of the Market Measure will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the applicable Coupon Payment Date or the maturity date, as applicable, regardless of the occurrence of a Market Disruption Event on that second scheduled Market Measure Business Day. For commodity-based Market Measures, if a Market Disruption Event occurs and is continuing on any scheduled Observation Date or the Valuation Date, the value of the Market Measure will be determined using the “Market Disruption Calculation” described below under “—Market Disruption Events—Commodity-Based Market Measures.”

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (i) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (“NASDAQ”), or their successors, are open for trading and (ii) the Market Measure or any successor thereto is calculated and published.

Unless otherwise specified in the applicable term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Market Measures Other than Exchange Traded Funds and Underlying Stocks

If the Market Measure to which the notes are linked is not an exchange traded fund or an Underlying Stock, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable term sheet) as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as described in the next paragraph.

If the Market Measure is commodity-based and a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Level”) and the “Starting Value” using the following procedures:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	The calculation agent will establish the Initial Market Measure Level on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

b.	The calculation agent will adjust the Initial Market Measure Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.	The final term sheet will set forth the Initial Market Measure Level, a brief statement of the facts relating to the establishment of the Initial Market Measure Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Initial Market Measure Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Market Measure.

Each “Observation Level” or the “Ending Value” will equal the closing value of the Market Measure on the relevant Observation Date or the Valuation Date, as applicable.

Exchange Traded Fund and Underlying Stock Market Measures

If the Market Measure to which the notes are linked is an exchange traded fund, unless otherwise specified in the applicable term sheet, the “Starting Value” will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date, as specified in the applicable term sheet. The Starting Value for an Underlying Stock will be determined as set forth in the applicable term sheet.

Each “Observation Level” or the “Ending Value” of an exchange traded fund or Underlying Stock Market Measure will equal the Closing Market Price of the Market Measure on the applicable Observation Date or the Valuation Date, multiplied by the Price Multiplier.

The “Closing Market Price” means:

(A)	If the Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Exchange Act (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., or is quoted on a U.S. quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the notes):

a.	the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.	if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other U.S. quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.	if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other U.S. quotation medium or inter-dealer quotation system, then the Closing Market Price will be the arithmetic mean of the bid prices on that day from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session), or if there are no such bids available to the calculation agent, then the Closing Market Price will be determined by the calculation agent in its sole discretion and reasonable judgment.

(B)

If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other U.S. quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other U.S. quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks” and “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes.”

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures other than exchange traded funds or an Underlying Stock, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)	the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

(5)	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable notes.

If the Market Measure is commodity-based and a Market Disruption Event occurs on an Observation Date or the Valuation Date, the closing value of the Market Measure, and thus the applicable Observation Level or the Ending Value will be determined by the calculation agent using the following “Market Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on that Observation Date or the Valuation Date, as applicable.

(2)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following that Observation Date or the Valuation Date, as applicable, on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure, on that Observation Date or the Valuation Date, as applicable, and on each day to and including the second scheduled Market Measure Business Day prior to the applicable Coupon Payment Date or the maturity date, as applicable, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

Exchange Traded Fund-Based and Underlying Stock-Based Market Measures

For exchange traded fund and Underlying Stock Market Measures, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(1)	(A)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

	(B)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)	Solely in the case of an exchange traded fund Market Measure:

	(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

	(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)		the determination that the scheduled Observation Dates or the Valuation Date, as applicable, is not a trading day by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)	a decision to permanently discontinue trading in the relevant futures or options contracts related to an Underlying Index (or any successor underlying index) or shares of an exchange traded fund or Underlying Stock Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)	a suspension in trading in a futures or options contract on an Underlying Index (or any successor underlying index) or shares of an exchange traded fund or Underlying Stock Market Measure (or such successor Market Measure), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)	if applicable to Market Measures or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Other Market Measures

If the Market Measure is not equity-based, commodity-based, exchange traded fund-based, or Underlying Stock-based, or is a combination of any of the four, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the notes.

Anti-Dilution Adjustments for Notes Linked to Underlying Stocks

If the notes are linked to an Underlying Stock, the calculation agent, in its sole discretion, may adjust the Price Multiplier, and hence each Observation Level and the Ending Value, if an event described below occurs after the pricing date and on or before the applicable Observation Date or the Valuation Date, and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the Underlying Stock. The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. As a result of these adjustments, the Price Multiplier for one or more Observation Dates may be different from the Price Multiplier for one or more other Observation Dates.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the Underlying Stock or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

The required adjustments specified below do not cover all events that could affect the Closing Market Price of the Underlying Stock. No adjustments will be made for certain other events, such as offerings of common equity securities by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Company.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence each Observation Level and the Ending Value, as a result of certain events related to the Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Underlying Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares which a holder of one share of the Underlying Stock before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends. If the Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of record of the Underlying Stock or (ii) a distribution of Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend has become effective and the Underlying Stock is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares of Underlying Stock which a holder of one share of Underlying Stock before the date the dividend became effective and shares of the Underlying Stock traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless that distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the Underlying Stock other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Underlying Stock, its Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the Underlying Stock will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of Underlying Stock; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in the section “—Issuance of Transferable Rights or Warrants” and clause (a), (d), or (e) of the section entitled “—Reorganization Events” below that also constitute an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If the Underlying Company issues transferable rights or warrants to all holders of record of the Underlying Stock to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock under a shareholder’s rights plan or arrangement, then its Price Multiplier will be adjusted on the business day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right, or, if the warrants or rights are not traded on a registered national securities exchange, will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York City time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and prior to the maturity date of the notes:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)	there occurs any reclassification or change of the Underlying Stock that results in a transfer or a irrevocable commitment to transfer all such shares of Underlying Stock outstanding to another entity or person;

(h)	the Underlying Company or any Successor Entity has been subject to a merger, combination, or consolidation and is the surviving entity, but the transaction results in the outstanding shares of the Underlying Stock (other than shares owned or controlled by the other party to such merger, combination, or consolidation) immediately prior to such event collectively representing less than 50% of the outstanding shares of the Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier, the method of determining each Coupon Rate or the Redemption Amount, or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the notes to be accelerated to the fifth business day following the date of that determination and the final interest payment (prorated for the completed portion of the applicable interest period) and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the Valuation Date (and the final Observation Date) were the fifth business day prior to the date of acceleration. However, you will not be entitled to any interest that would have accrued after the date of early repayment, and the Redemption Amount per unit will be less than or equal to the Original Offering Price.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, the maturity date of the notes will be accelerated to the fifth business day following the date of that determination and the final interest payment (prorated for the completed portion of the applicable interest period) and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes, and as though the Valuation Date (and the final Observation Date) were the fifth business day prior to the date of acceleration. However, you will not be entitled to any interest that would have accrued after the date of early repayment, and the Redemption Amount per unit will be less than or equal to the Original Offering Price. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Alternative Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier or to the method of determining each Coupon Rate or the Redemption Amount described in this section, but may instead make adjustments in its discretion to the Price Multiplier or the method of determining those amounts that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Underlying Stock or any successor common stock. We will provide notice of that election to the holders of record of the notes not more than two trading days following the date that the Options Clearing Corporation publishes notice of its adjustments relating to the Underlying Stock and will detail in that notice the actual adjustment made to the Price Multiplier or to the method of determining each Coupon Rate or the Redemption Amount. For the avoidance of doubt, any delay in furnishing that notice will not impact the validity of the calculation agent’s determination.

Anti-Dilution Adjustments to ADR Linked Notes

If the Market Measure is or includes an ADR, for purposes of the adjustments set forth in this section, the calculation agent will consider the effect of any of the relevant events on the holders of the ADRs. For example, if a holder of the ADRs receives an extraordinary dividend, the provisions described above would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing ADRs, the calculation agent may determine not to effect the anti-dilution adjustments set forth above. More particularly, the calculation agent may not make an adjustment (1) if holders of the ADRs are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments or (2) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each ADR so that the market price of the ADRs would not be affected by the corporate event in question.

If the Underlying Company or the depository for the ADRs, in the absence of any of the events described above, elects to adjust the number of Underlying Company’s common shares represented by each share ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect that change. The depository for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust the terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

Delisting of an ADR or Termination of an ADR Facility.

If an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Underlying Company of the ADR and the ADR depositary is terminated for any reason, then, on and after the date that the ADRs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the applicable Market Measure or Basket Component will be deemed to be the ADR’s Underlying Company’s common shares instead of the ADRs, and the calculation agent will determine the amounts payable on the notes by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the closing price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes

If the notes are linked to an exchange traded fund Market Measure (for purposes of this section, an “Index Fund”), the calculation agent, in its sole discretion, may adjust the Price Multiplier, and hence each Observation Level and the Ending Value, if an event described below occurs after the pricing date and on or before the applicable Observation Date or the Valuation Date, and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund or a successor index fund (as defined below). The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. As a result of these adjustments, the Price Multiplier for one or more Observation Dates may be different from the Price Multiplier for one or more other Observation Dates.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Index Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence each Observation Level and the Ending Value, as a result of certain events related to the Index Fund or any successor index fund, as applicable, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends. If the Index Fund is subject to (i) a stock dividend (i.e., issuance of additional shares of the Index Fund by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) any other distribution of shares of the Index Fund to all holders of record of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless that distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Anti-Dilution Adjustments—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Index Fund, its Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the shares of the Index Fund described under the sections entitled “—Reorganization Events” and “—Anti-Dilution Adjustments—Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If the Index Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock (other than shares of the Index Fund), evidences of its indebtedness, or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, its Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share of the Index Fund, and the denominator of which will be the Closing Market Price per share of the Index Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants or other non-cash assets so distributed or issued applicable to one share of the Index Fund.

Reorganization Events

If after the pricing date and prior to the maturity date of the notes, the Index Fund, or any successor index fund, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of that event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier, the method of determining each Coupon Rate or the Redemption Amount, or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of the Index Fund.”

Discontinuance of the Index Fund

If the Market Measure to which the notes are linked is an Index Fund, and the Index Fund is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute a Market Measure that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (that exchange traded fund being referred to herein as a “successor index fund”), the Underlying Index or a successor to the Underlying Index. In such event, the calculation agent will adjust the Price Multiplier, as necessary, so that the substitute Market Measure closely replicates the performance of the Index Fund.

If the Index Fund (or a successor index fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Index Fund (or a successor index fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of such Index Fund (or a successor index fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Index Fund (or a successor index fund).

If a successor index fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for the Index Fund (or the successor index fund) for all purposes of the notes.

Upon any selection by the calculation agent of any successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the notes. The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Market Measure (or the successor index fund) upon your written request.

If at any time:

•	an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect; or

•

an Index Fund (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price per share of that Index Fund (or the successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Index Fund (or the successor index fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Index Fund to which the notes are linked may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day following the date of that determination and the final interest payment (prorated for the completed portion of the applicable interest period) and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the Valuation Date (and the final Observation Date) were the fifth business day prior to the date of acceleration. However, you will not be entitled to any interest that would have accrued after the date of early repayment, and the Redemption Amount per unit will be less than or equal to the Original Offering Price.

Adjustments to a Market Measure

If at any time after the pricing date a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market

Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of the notes is linked (other than an exchange traded fund or Underlying Stock Market Measure), or one or more components of a Market Measure in the case of a Basket, and that Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and to us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the applicable Observation Level and the Ending Value as described above under “—Interest” and “—Payment at Maturity.” Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice of the selection to be promptly furnished to the trustee, to us, and to the holders of the notes.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any Observation Date or the Valuation Date,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before any scheduled Observation Date or the Valuation Date, and the calculation agent determines that no successor market measure is available on that date, then on the day that would have been the Observation Date or the Valuation Date, the calculation agent will determine the value that would be used in computing the applicable Observation Level or the Ending Value, as applicable, as described in the preceding paragraph as if that day were the applicable Observation Date or the Valuation Date. The calculation agent will make available to holders of the notes information as to each such value; this information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which the notes are linked may adversely affect trading in the notes.

Underlying Stock

For notes linked to an Underlying Stock, any information contained in any applicable term sheet regarding the Underlying Company or the Underlying Stock will be derived from publicly available documents. We make no representation or warranty as to the accuracy or completeness of this information. Any Underlying Stock will be a common equity security of a company with a class of equity securities registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov. We make no representation or warranty as to the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of the Underlying Stock is not a recommendation to buy or sell the Underlying Stock. Neither we nor any of our subsidiaries or affiliates makes any representation to any purchaser of the notes as to the performance of the Underlying Stock.

Although we or our affiliates may from time to time hold securities issued by the Underlying Company, including shares of the Underlying Stock, we will not control any Underlying Company. An Underlying Company will not have any obligations with respect to the notes. This product supplement and any applicable term sheet relates only to the notes and does not relate to the Underlying Stock or other securities of the Underlying Company. Neither we nor any of the selling agents have or will participate in the preparation of the publicly available documents described above. Neither we nor any of the selling agents have made or will make any due diligence inquiry with respect to any Underlying Company in connection with the offering of the notes. Neither we nor any of the selling agents make any representation that the publicly available documents or any other publicly available information regarding any Underlying Company are or will be accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of the applicable term sheet, including events that would affect the accuracy or completeness of the publicly available documents described above, and that would affect the market price of the Underlying Stock, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning any Underlying Company could affect the value of the Underlying Stock on each Observation Date or the Valuation Date and therefore could affect each Coupon Rate or the Redemption Amount. Neither we nor any of our subsidiaries or affiliates makes any representation to any purchaser of the notes as to the performance of the Underlying Stock.

We or our subsidiaries or affiliates may presently or from time to time engage in business, directly or indirectly, with any Underlying Company, including extending loans to, or making equity investments in, any Underlying Company or providing investment banking or advisory services to any Underlying Company, including merger and acquisition advisory services. In the course of that business, we or our subsidiaries or affiliates may acquire non-public information with respect to any Underlying Company. In addition, one or more of our affiliates may publish research reports with respect to any Underlying Company.

You should undertake an independent investigation of any Underlying Company as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Basket Market Measures

If the Market Measure to which the notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Equity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any equity-based Basket Component, the calculation agent will establish the closing value of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, on the first Market Measure Business Day (or in the case of an exchange traded fund Basket Component, the first trading day) following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component. In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business Day (or in the case of an exchange traded fund Basket Component, the first and second trading day) following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day (or in the case of an exchange traded fund Market Measure, the second scheduled trading day) following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any equity-based Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Equity-Based Market Measures” (and for purposes of determining whether a Market Disruption Event has occurred as to any exchange traded fund Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Exchange Traded Fund-Based and Underlying Stock-Based Market Measures”), provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

Commodity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any commodity-based Basket Component, the calculation agent will establish an initial value for that Basket Component (the “Initial Basket Component Level”), and thus its Component Ratio, using the following procedures:

(1)	With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Initial Basket Component Level, and thus the Component Ratios, will be based on the exchange published settlement price of each such Unaffected Basket Component Commodity on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(a)	The calculation agent will establish the Initial Basket Component Level, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement price of each Unaffected Basket Component Commodity and (2) the last exchange published settlement price for each Affected Basket Component Commodity on the pricing date.

(b)	The calculation agent will adjust the Initial Basket Component Level, and thus the Component Ratios, based on the exchange published settlement price of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Basket Component Commodity. In the event that a Market Disruption Event occurs with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine the Initial Basket Component Level and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c)	The final term sheet will set forth the Initial Basket Component Level, a brief statement of the facts relating to the establishment of the Initial Basket Component Level (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(3)	The calculation agent will determine the Initial Basket Component Level, and thus the Component Ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Basket Component. The exchange on which a commodity or futures contract, the value of which is tracked by the Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any commodity-based Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Commodity-Based Market Measures,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on each Observation Date and the Valuation Date and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Strike Level, each Observation Level, each Coupon Rate, the Ending Value, the Price Multiplier, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, business days, Market Measure Business Days, trading days, and calculations related to the discontinuance of any Market Measure. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each series of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay each periodic interest payment and the Redemption Amount in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of the notes occurs and is continuing. Holders of the notes may accelerate the maturity of the notes, as described under “Description of Debt Securities—Events of Default and Rights of Acceleration” in the accompanying prospectus. Upon an event of default, the amount payable to a holder of the notes upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the notes matured on the date of acceleration, together with the final interest payment. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have the notes listed on a securities exchange or quotation system. If approval of such an application is granted, the notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that the notes will be listed or will remain listed for the entire term of the notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S, may act as our selling agent for any offering of the notes. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-12 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase the notes.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase any of the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes is based upon the advice of Morrison & Foerster LLP, our tax counsel. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the notes as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding the notes in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding a note should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of a note.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat the notes for all tax purposes as contingent income-bearing single financial contracts linked to the Market Measure that requires the investor to pay us at inception an amount equal to the purchase price of the notes and that entitles the investor to receive the stated periodic interest payments (consisting of both the Minimum Coupon and, if payable, the Conditional Coupon) as well as, at maturity, an amount in cash linked to the value of the Market Measure. Under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes as described in the preceding sentence. This discussion assumes that the notes constitute contingent income-bearing single financial contracts linked to the Market Measure for U.S. federal income tax purposes. If the notes do not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.

This characterization of the notes is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” The scope of the Notice may extend to instruments similar to the notes. According to the Notice, the IRS and Treasury are considering whether a holder of such instruments should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of the notes. Under the proposed legislation, a U.S. Holder that acquires an instrument such as the notes after the date of enactment of the legislation would be required to include income in respect of the notes on a current basis determined by reference to the applicable federal rate and irrespective of the amount of stated periodic interest payments made on the notes. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as the notes. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating the notes for U.S. federal income tax purposes in the manner described in this product supplement unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the notes.

U.S. Holders—Income Tax Considerations

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the notes are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder. You should refer to information filed with the SEC by each Market Measure and by issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a PFIC.

Stated Periodic Interest Payments

Although the U.S. federal income tax treatment of the stated periodic interest payments (consisting of both the Minimum Coupon and, if payable, the Conditional Coupon) on the notes is uncertain, we intend to take the position, and the following discussion assumes, that the stated periodic interest payments constitute taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the notes you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the stated periodic interest payments as described in the preceding sentence.

Tax Basis

A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them.

Settlement at Maturity or Sale or Exchange Prior to Maturity

Upon receipt of a cash payment at maturity or upon a sale or exchange of the notes prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing accrued stated periodic interest payments, which would be taxed as described above under “– Stated Periodic Interest Payments”) and the U.S. Holder’s basis in the notes. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes. In particular, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”). If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or other disposition of the notes generally would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

In addition, it is possible that the notes could be treated as a unit consisting of a deposit and one or more derivative contracts, in which case the timing and character of income on the notes would be affected significantly.

Even if the Contingent Payment Regulations do not apply to the notes and the notes are not treated as a unit consisting of a deposit and one or more derivative contracts, other alternative U.S. federal income tax characterizations of the notes are possible (such as characterization as a notional principal contract), which, if applied, also could affect the timing and the character of a U.S. Holder’s income or loss.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations,

including qualified pension and profit sharing plan trusts and individual retirement accounts. As discussed above, the U.S. federal income tax characterization and treatment of the notes is uncertain. Nevertheless, in general, if the notes are held for investment purposes, the stated periodic interest payments and gain, if any, realized at maturity or upon a sale, exchange or redemption of a note prior to maturity should not constitute unrelated business taxable income. However, if a note constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of a note to purchase or carry the note, all or a portion of the stated periodic interest payments and gain, if any, realized with respect to such note may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in the notes should be aware that whether or not the stated periodic interest payments and gain, if any, realized with respect to a note which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in the notes that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in the notes.

Non-U.S. Holders—Income Tax Considerations

U.S. Federal Income and Withholding Tax

Because the U.S. federal income tax treatment of the notes (including the stated periodic interest payments) is uncertain, we will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of the stated periodic interest payments made. We will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain (not including for the avoidance of doubt any amounts representing accrued stated periodic interest payments which would be subject to the rules discussed in the previous paragraph) from the sale or exchange of the notes or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale, exchange, or retirement and certain other conditions are satisfied.

If a Non-U.S. Holder of the notes is engaged in the conduct of a trade or business within the United States and if the stated periodic interest payments and gain realized on the sale, exchange, or settlement of the notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such stated periodic interest payments and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders—Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

In general, backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. In addition, information returns will be filed with the IRS in connection with payments on the notes as well as in connection with the proceeds from a sale, exchange, or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

In general, backup withholding may apply in respect of the amounts paid to a Non-U.S. Holder, unless such Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. In addition, information returns may be filed with the IRS in connection with payments on the notes as well as in connection with the proceeds from a sale, exchange or other disposition of the notes.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Additional Medicare Tax on Unearned Income

With respect to taxable years beginning after December 31, 2012, certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Legislation Affecting Taxation of Notes Held by or Through Foreign Entities

Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on certain payments, including possibly stated periodic interest payments and payment of the gross proceeds from a disposition of the notes, paid to a foreign financial institution, unless such institution enters into an agreement with Treasury to collect and provide to Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on such payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. These withholding and reporting requirements will generally apply to payments made after December 31, 2012, and if we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate. The withholding tax, however, will not be imposed on payments made under obligations outstanding as of March 18, 2012. Investors are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the notes are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing the notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.